EXHIBIT 4.1

                       STATEMENT OF RIGHTS AND PREFERENCES
                        FOR THE SERIES A PREFERRED STOCK


                  CERTIFICATE ESTABLISHING AND DESIGNATING THE
                     RIGHTS, PREFERENCES AND RESTRICTIONS OF
                        SERIES A PREFERRED SHARES OF THE
            PREFERRED STOCK OF WIRELESS CABLE & COMMUNICATIONS, INC.


         Pursuant to the provisions of ss. 78.1955 of the Nevada Revised Statutes, and pursuant to the authority expressly vested in the Board of Directors of Wireless Cable & Communications, Inc., a Nevada corporation (the "Corporation"), by unanimous written consent resolutions dated January 30, 1997, the Board of Directors of the Corporation fixed and determined the voting rights, designations, preferences, qualifications, privileges, limitations, restrictions, options and other special or relative rights of a series of the Corporation's preferred stock, hereinafter designated as the "Series A Preferred Shares," consisting of all 4,000,000 shares of the Corporation's 5,000,000 shares of authorized preferred stock.

         The undersigned corporate officers hereby certify and acknowledge that the following resolution was duly adopted as part of such unanimous written consent resolutions:

         RESOLVED, the pursuant to the authority expressly vested in the Board of Directors of the Corporation and pursuant to the provisions of Nevada Business Corporation Laws, the Board of Directors hereby fixes and determines the relative voting rights, designations, preferences, qualifications, privileges, limitations, restrictions and other special or relative rights of the Series A Preferred Shares, which shall consist of 4,000,000 shares of the Corporation's preferred stock (the "Series A Preferred Shares").

         SPECIAL TERMS OF THE SERIES A PREFERRED SHARES

                           Voting Rights. In addition to any other voting rights required by law, the holders of Series A Preferred Shares shall have the following voting rights:

                           Subject to the provision for adjustment hereinafter set forth, each Series A Preferred Share shall entitle the holder thereof to 10 votes on all matters submitted to a vote of the shareholders of the Corporation.

                           In the event the Corporation shall at any time after the issuance of any Series A Preferred Shares (i) declare any dividend on common stock payable on shares of common stock, (ii) subdivide the outstanding shares of common stock, or (iii) combine the outstanding shares of common stock into a smaller number of shares, then, in each such case, the number of votes per share to which the holders of Series

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         A Preferred Shares were entitle  immediately  prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of common stock outstanding immediately after such event and the denominator of which is the number of shares of common stock that were outstanding immediately prior to such event.

                           Except as otherwise provide in the Corporation's Articles of Incorporation, or by law, the holders of Series A Preferred Shares and the holders of common stock (and the holders of shares of any other series or class entitled to vote thereon) shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

                           Required Shares. Any Series A Preferred Shares purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall, upon their cancellation, become authorized but unissued preferred stock and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board of Directors.

                           Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series A Preferred Shares shall be entitled to receive an amount per share, subject to the provision for adjustment set forth in the next sentence, equal to ten times the aggregate amount to be distributed per share to the holders of common stock. In the event the Corporation shall at any time after the issuance of any Series A Preferred Shares (i) declare any dividend on common stock payable in shares of common stock, (ii) subdivide the outstanding shares of common stock, or (iii) combine the outstanding shares of common stock into a smaller number of shares, then in each such case the amount to which holders of Series A Preferred Shares were entitled immediately prior to such event pursuant to the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of common stock outstanding immediately after such event and the denominator of which is the number of shares of common stock that were outstanding immediately prior to such event.

                           Consolidation, Merger, Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of common stock are exchanged or changed into any other stock or securities, cash and/or any other property, then, in any such case, the Series A Preferred Shares shall at the same time be similarly exchanged or changed into an amount per share (subject to provision for adjustment as set forth in the next sentence) equal to ten times the aggregate amount of stock, securities, cash and/or other property (payable in kind), as the case may be, into which or for which each share of common stock is changed or exchanged. In the event the Corporation shall at any time after the issuance of any Series A Preferred Shares (i) declare any dividend on common stock payable in shares of common stock, (ii) subdivide the outstanding shares of common stock, or (iii) combine the outstanding shares of common stock into a smaller number of shares,

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         then, in each such case, the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of common stock outstanding immediately after such event, and the denominator of which is the number of shares of common stock that were outstanding immediately prior to such event.

                           Redemption. The Series A Preferred Shares shall not be redeemable.


                           Ranking. The Series A Preferred Shares shall rank on a par with the Corporation's common stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

                           Fractional Shares. Series A Preferred Shares may be issued in fractions of a share which shall entitle the holder, in proportion of such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of the holders of Series A Preferred Shares.

                           Dividends and Distributions. The rate of dividends payable per share of Series A Preferred Shares will be equal (subject to the provision for adjustment set forth in the next sentence) ten times the aggregate per share of all amount of cash dividends, and ten times the aggregate per share amount (based upon the fair market value at the time the non-cash dividend or other distribution is declared or paid as determined in good faith by the Board of Directors) of all non-cash dividends or other distributions other than a dividend payable in shares of common stock or a subdivision of the outstanding shares of common stock (by reclassification or otherwise) declared on the common stock of the Corporation after the date of the first issuance of any Series A Preferred Share. Dividends on the Series A Preferred Shares shall be paid out of funds legally available for such purpose. In the event the Corporation shall at any time after the issuance of any Series A Preferred Share (i) declare any dividend on common stock payable in shares of common stock, (ii) subdivide the outstanding shares of common stock, or (iii) combine the outstanding shares of common stock into a smaller number of shares, than in each such case the amounts to which holders of Series A Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying each such amount by a fraction, the numerator of which is the number of shares of common stock outstanding immediately after such event, and the denominator of which is the number of shares of common stock that were outstanding immediately prior to such event. Dividends paid on the Series A Preferred Shares shall be paid, subject to the provisions of this section, as, when and if paid to the holders of shares of common stock of this Corporation.

                           Other Rights. In all other respects, the holders of the Series A Preferred Shares shall have, and shall be subject to, all of the rights, designations, preferences, qualification, privileges, limitations, restrictions and other relative rights of the holders of shares of this Corporation's common stock.

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                                     * * * *

         The undersigned hereby certify that the foregoing resolution was duly and unanimously adopted by the Board of Directors of the Corporation on January 30, 1997.



                                                 /s/ Lance D'Ambrosio
                                                 President


                                                 /s/ Anthony Sansone
                                                 Secretary


STATE OF UTAH                               )
                                            :  ss.
COUNTY OF SALT LAKE                         )

                  The foregoing instrument was acknowledged before me this 30th day of January, 1997, by Lance D'Ambrosio the President of Wireless Cable & Communications, Inc.


                                            James E. Elegante
                                            NOTARY PUBLIC
                                            Residing at: Salt Lake City



My Commission Expires:

8-8-99



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